UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: December 11, 2007

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                        (Date of earliest event reported)

                                  ABIOMED, Inc.

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             (Exact name of registrant as specified in its charter)

              Delaware                                     04-2743260
    (State or other Jurisdiction                         (IRS Employer
          of Incorporation)                           Identification Number)

                                     0-20584
                            (Commission File Number)

                              22 Cherry Hill Drive
                                Danvers, MA 01923
          (Address of Principal Executive Offices, including Zip Code)

                                 (978) 646-1400
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 1.01  Entry into a Material Definitive Agreement.

On December 11, 2007, we entered into a note purchase agreement with World Heart Corporation and its wholly-owned subsidiary World Heart, Inc. Pursuant to the note purchase agreement, we were issued a secured convertible promissory note in the principal amount of up to $5 million, to be funded in two tranches, $1 million of which we funded immediately and $4 million of which is scheduled to be funded on or about January 3, 2008, subject to certain limited conditions. The note is secured by all of the assets of World Heart, including its intellectual property, and contains certain covenants and customary events of default, the occurrence of which could result in an acceleration of the note. The note is convertible, at our option, into common shares of World Heart, in whole or in part, at approximately $1.75 per share, subject to anti-dilution adjustments in the event that World Heart issues securities at a lower effective price, at any time. However, until and unless approval of World Heart's shareholders for the purposes of compliance with the shareholder approval rules of the NASDAQ Stock Market has been received, any conversion of the note (including any accrued interest), together with any exercise of the warrant described below, is limited such that we will not hold more than 19.9% of World Heart's common shares outstanding as of December 11, 2007. The note will accrue interest at 8% per annum, which is payable upon payment or conversion of the note, and the interest may also be converted into common shares at the then market value, at our option. After the second anniversary of the issuance, the note is payable upon our demand, and, subject to fulfillment of certain conditions, is also payable at World Heart's option.

On December 11, 2007, we also entered into a clinical and marketing support services agreement, pursuant to which we agreed to provide certain clinical support and marketing services in connection with World Heart's products in development. As partial consideration for these clinical and marketing services, World Heart also issued to us a 5-year warrant to purchase up to 3,400,000 common shares of World Heart, exercisable at $0.01 per share. The warrant is exercisable with respect to only 680,000 common shares until the second tranche of the note is funded, and until and unless approval of World Heart's shareholders has been received, the exercise of the warrant, together with any conversion of the note, is limited to 19.9% of World Heart's common shares outstanding as of December 11, 2007.

As part of the purchase agreement, World Heart also granted us a right of first refusal to act as an exclusive worldwide distributor for any World Heart product not currently sold by World Heart and a right to designate one nominee to World Heart's board of directors or have an observer present at World Heart's board meetings. Pursuant to the terms of the related registration rights agreement, World Heart also agreed to register for re-sale the common shares underlying the note and the warrant and to file such registration statement with the Securities and Exchange Commission within 120 days after December 11, 2007.

We have entered into voting agreements with World Heart's two largest shareholders pursuant to which they have agreed to vote in favor of the approval of the issuance of the note and the warrant at any shareholder meeting called to solicit the approval of the transaction.


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                                   SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Abiomed, Inc.

                                         By:   /s/  Daniel J. Sutherby
                                               ---------------------------------
                                               Daniel J. Sutherby
                                               Chief Financial Officer

Date:  December 17, 2007